EXHIBIT 10.2
MUTUAL RESCISSION AGREEMENT AND GENERAL RELEASE

This Mutual Rescission Agreement and General Release ("Rescission Agreement") is entered into as of March 31, 2011 ("Effective Date") by and between CORE Health Care Network, Inc., a Nevada corporation ("CORE"), and MEDTECH Corporation, Inc. a Nevada corporation ("MEDTECH") and Robert D. Rochell ("Rochell"). The parties to this Rescission Agreement are sometimes individually referred to herein as a "Party" or collectively, as the "Parties."

RECITALS

A.
On January 28, 2011, the Parties effected a Stock Purchase Agreement (the "SPA") whereby CORE purchased 100% of outstanding common stock (25,000,000 shares) of MEDTECH (the "MEDTECH Shares") from Rochell by CORE exchanging 1,500,000 CORE common shares (the "CORE Shares") for the MEDTECH Shares (the "Transaction");

B.	At the time of the closing of the Transaction, MEDTECH was controlled by Rochell;

C.	The Parties desire to rescind the Transaction and return the ownership of MEDTECH to the state it was in immediately prior to the Transaction as if the Transaction never closed (the "Rescission");

D.
The Parties desire to settle and resolve all potential claims, legal actions, judgments, disputes, claims, causes of action, and appeals against each other, known or unknown, by entering into this Rescission Agreement; and

E.
The Parties desire that this Rescission Agreement lawfully: (i) rescinds the various business relationships between the Parties created by the SPA; (ii) rescinds all agreements presently linking the Parties together as of the Effective Date; (iii) provide for an orderly and amicable separation of the Parties; and (iv) compromise and settle all disputes, if any, between the Parties.

RESCISSION AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this Agreement.

2. Rescission of Transaction. The Parties hereby rescind all agreements entered into in connection with the Transaction and the SPA. This rescission and termination includes, but is not limited to, the following agreements and related documents (collectively the "Transaction Documents"):

2.1. The SPA;

2.2. That certain Employment Agreement (the "Employment Agreement") by and between MEDTECH and Rochell, dated January 28, 2011; and

2.3. All Schedules and Affidavits attached to and made a part of the SPA.

2.4. All Stock Powers and Stock Certificates transferring shares in MEDTECH and CORE.

3. Effectuation of the Rescission. The Rescission is effectuated through the following:

3.1. Exchange of Stock. All CORE Shares owned by Rochell which are outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of this Rescission Agreement, and without any action on the part of Rochell, be exchanged into only the right to receive the MEDTECH Shares delivered to CORE pursuant to the SPA. All MEDTECH Shares owned by CORE which are outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of this Rescission Agreement, and without any action on the part of CORE, be exchanged into only the right to receive the CORE Shares delivered to Rochell pursuant to the SPA. The MEDTECH Shares and the CORE Shares are hereinafter collectively referred to as the "Shares." As of the Effective Date, regardless of how long it takes to exchange the Shares, Rochell shall have no ownership interest whatsoever in the CORE Shares and CORE shall have no ownership interest whatsoever in the MEDTECH Shares other than the rights provided herein.

3.2 Options and Warrants. All options, warrants and other securities (the "Derivatives") owned by Rochell or his affiliates that might otherwise be converted for a capital or other interest in CORE which are outstanding at the Effective Date shall, by virtue of this Rescission Agreement and without any further action on the part of Rochell or the holder of any such Derivative is as of the Effective Date terminated and shall become null and void, ab initio.

3.3. Delivery of Shares.

(a) On or as soon as practicable after the Effective Date, Rochell will surrender for cancellation the certificate(s) together with an executed stock power representing the CORE Shares, against delivery of certificates representing the MEDTECH Shares. Until surrendered and exchanged as herein provided, each outstanding certificate owned by Rochell or its affiliates which, prior to the Effective Date, represented a CORE ownership certificate shall be deemed for all corporate purposes to evidence ownership of the MEDTECH Shares.

(b) On or as soon as practicable after the Effective Date, CORE will surrender for cancellation the certificate(s) together with an executed stock power representing the MEDTECH Shares, against delivery of certificates representing the CORE Shares. Until surrendered and exchanged as herein provided, each outstanding certificate owned by CORE or its affiliates which, prior to the Effective Date, represented a MEDTECH ownership certificate shall be deemed for all corporate purposes to evidence ownership of the CORE Shares.

3.4. Closing. The closing of this transaction (the "Closing") shall take place at a place and time mutually determined by the parties hereto, subject to compliance or waiver of the terms, conditions and contingencies contained in this Agreement and all required documents have been delivered. Each of the parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Rescission as promptly. Upon Closing, Rochell will deliver in the manner provided in 3.3(a) above the certificates evidencing the CORE Shares and CORE will deliver in the manner provided in 3.3(b) above the certificates evidencing the MEDTECH Shares.

3.5. Resignations. As of January 28, 2011, Lewis Warren, Tony Hosseini, and Pam McClanahan resigned (as if it never took place) from all officer and director positions held or implied to have held by resolution or contract in MEDTECH.

4.    Mutual Releases.

4.1. MEDTECH General Release. MEDTECH and Rochell (the "MEDTECH Parties") do hereby globally, immediately and forever release, remise, acquit, satisfy and discharge CORE, Warren, Hosseini, and McClanahan and any and all of their affiliates, subsidiaries, officers, directors, attorneys, agents, employees, personal representatives, successors, or assigns, as applicable (the "CORE Parties"), from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the MEDTECH Parties ever had, now have, or may have, against the CORE Parties for, upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any rights with respect to the Transaction Documents, from the beginning of the world to the day of execution of this Agreement, with the exception of the rights and obligations of the Parties under this Agreement.

4.2. CORE Release. The CORE Parties do hereby globally, immediately and forever release, remise, acquit, satisfy and discharge the MEDTECH Parties, from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the CORE Parties ever had, now have, or may have, against the MEDTECH Parties for, upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any rights with respect to the Transaction Documents, from the beginning of the world to the day of execution of this Agreement, with the exception of the rights and obligations of the Parties under this Agreement.

5.    Representations and Warranties by the CORE Parties. The CORE Parties represent, warrant and covenant to the MEDTECH Parties as follows:

5.1. The CORE, Parties have the full power and authority to execute, deliver and perform this Rescission Agreement and the documents related thereto;

5.2. This Rescission Agreement and the documents to be executed and delivered by the CORE Parties constitute the legal, valid and binding obligations of said parties, enforceable against said parties, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law;

5.3. The execution and delivery by the CORE Parties of this Rescission Agreement and the documents, and the fulfillment of and compliance with this respective terms by said parties does not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under,
(iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental body.

5.4. CORE has not pledged, assigned, issued any notes, securities, or derivatives on behalf of CORE using MEDTECH shares as the underlying or pledged security.

6.    Representations and Warranties by the MEDTECH Parties. The MEDTECH Parties represent, warrant and covenant to the CORE Parties as follows:

6.1. The MEDTECH, Parties have the full power and authority to execute, deliver and perform this Rescission Agreement and the documents related thereto;

6.2. This Rescission Agreement and the documents to be executed and delivered by the MEDTECH Parties constitute the legal, valid and binding obligations of said parties, enforceable against said parties, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law;

6.3. The execution and delivery by the MEDTECH Parties of this Rescission Agreement and the documents, and the fulfillment of and compliance with this respective terms by said parties does not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under,
(iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental body.

6.4. MEDTECH and Rochell have not made any representations on behalf of CORE, have not pledged, assigned, or issued any ownership rights to CORE shares, have not issued any notes, securities, or derivatives on behalf of MEDTECH using CORE shares as the underlying or pledged security, and have made no representations that obligates, binds, or harms CORE in any manner to shareholders, creditors, investors, employees, officers, directors and agents of MEDTECH or to any governmental agencies.

7. Interpretation - No Presumption. It is acknowledged by the Parties that this Rescission Agreement is the result of negotiated suggestions of all Parties, and therefore, no presumptions shall arise favoring any Party by virtue of the authorship of any provisions herein or the modification, addition, or deletion of provisions in prior drafts hereof.

8. Indemnification. MEDTECH and Rochell shall indemnify CORE against all loss, damage, costs, and expenses (including any reasonable cost for legal representation) determined to be a consequence of any action by MEDTECH related to any previous agreements or business dealings between MEDTECH and CORE, due to actions or misrepresentations by Rochell (including those outside of this Agreement), or a breach of any provision, covenant, or warranty in this Rescission Agreement.

9. Governing Law. This Rescission Agreement shall be governed and interpreted under the internal laws of the State of Nevada.

10. Binding Effect. This Rescission Agreement shall be binding upon and inure to the benefits of the Parties hereto and assigns.

11. Survival. The terms and provisions of the Rescission Agreement shall survive the Closing.

12. Counterpart. This Rescission Agreement may be executed in one or more counterparts, each of which shall be considered an original, and all which together shall be considered one and the same document.

(signatures on following pages)

IN WITNESS WHEREOF, the Parties have executed this Rescission Agreement as of the Effective Date.

ROBERT D. ROCHELL

Robert D. Rochell	Date

 Acknowledgement

STATE ___________________________________

COUNTY__________________________________

On this ___________day of _________________________, 2011, before me, the undersigned notary public appeared Robert D. Rochell, proved to me through satisfactory evidence of identification, which were, "Drivers License", to be the person whose name is signed above and has acknowledged to me that he has signed voluntarily for its stated purpose.

___________________________________________________
Notary Public (Print Name)

___________________________________________________
Notary Public (Signature)

My Commission expires _________________________________

(SEAL)

CORPORATION
MEDTECH CORPORATION, INC.

By: Robert D. Rochell
Its: President

By: W. Dan Nelson
Its: Secretary and Treasurer

The undersigned, W. Dan Nelson, certifies that he is the duly elected Secretary of MEDTECH CORPORATION and that the terms and provisions in this Rescission Agreement are true and is in accordance with the state laws and by-laws of the corporation. I further certify that this Rescission Agreement is now in full force and effect.

Date	Corporate Seal

Signature of Secretary and Treasurer of Corporation

Print Name of Secretary of Corporation

CORE HEALTH CARE NETWORK, INC.

By: Lewis C. Warren
Its: President

Pamela McClanahan

Attested By: Pam McClanahan
Its: Secretary and Treasurer

Ratified By: F. Tony Hosseini
Its: Chairman of Board of Directors

The undersigned, Pam McClanahan, certifies that she is the duly elected Secretary of corporation and that the terms and provisions in this Rescission Agreement are true and is in accordance with the state laws and by-laws of the corporation. I further certify that this Rescission Agreement in now in full force and effect.

4/29/2011
Date

Corporate Seal

Pamela McClanahan
Signature of Secretary of Corporation

Pamela McClanahan
Print Name of Secretary of Corporation